UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
As previously disclosed in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed by CTI BioPharma Corp. (the “Company”) with the Securities and Exchange Commission on November 7, 2017, a Company shareholder filed the first of four similar derivative lawsuits on behalf of the Company seeking damages for alleged harm to the Company caused by certain current and former officers and directors of the Company on March 14, 2016. The first suit, Wei v. James A. Bianco, et al., 16-2-05818-3, was filed in King County Superior Court, Washington (the “Court”). A second suit, England v. James A. Bianco, et al., 16-2-14422-5, was filed in King County Superior Court, Washington, on June 16, 2016. Two additional derivative suits, Nahar v. James A. Bianco, et al., 2:16-cv-0756, and Hill v. James A. Bianco, et al., 2:16-cv-1250, were filed in the United States District Court for the Western District of Washington on May 24, 2016 and August 9, 2016, respectively. The four suits raise similar allegations and seek similar relief against certain current and former officers and directors of the Company. Consistent with the requirements of a derivative action, the Company is named in each suit as a nominal defendant against which no monetary relief is sought. On March 29, 2017 during mediation, the parties to the derivative suits reached an agreement in principle to settle all four suits subject to Board and court approvals. As part of the settlement, CTI has agreed to adopt certain corporate governance reforms and agreed not to object to an attorneys’ fee application by plaintiffs’ counsel of up to $0.8 million collectively.

On October 24, 2017, the Court issued an order granting preliminary approval to the proposed settlement (the “Order”). The Court has scheduled a hearing on January 31, 2018 at 8:30 a.m. (PT) in Courtroom W-728 of the Superior Court of Washington, King County located at 516 Third Avenue, Seattle, Washington, 98104, to determine, among other things, whether it should issue an order for final approval of the proposed settlement. Pursuant to the Court’s Order, no later than January 17, 2018, any objections to the settlement must be filed in writing with the Court (together with the other requisite information) and duly served, in each case, in accordance with the requirements specified in the Notice of Proposed Settlement, a copy of which is attached hereto as Exhibit 99.1. Additional information concerning the terms of the proposed settlement and the January 31, 2018 hearing may also be found in such Notice of Proposed Settlement.

Attached as Exhibit 99.2 is a complete copy of the Stipulation of Settlement with all exhibits, including the Notice of Proposed Settlement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Notice of Proposed Settlement
99.2	Stipulation of Settlement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: December 15, 2017	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Proposed Settlement
99.2	Stipulation of Settlement